                                                                  EXHIBIT 17(l)

LIBERTY VARIABLE INVESTMENT TRUST

LIBERTY VARIABLE INVESTMENT TRUST
COLONIAL GLOBAL EQUITY FUND, VARIABLE SERIES
COLONIAL INTERNATIONAL HORIZONS FUND, VARIABLE SERIES
STEIN ROE GLOBAL UTILITIES FUND, VARIABLE SERIES

PROXY SOLICITED BY THE BOARD OF TRUSTEES FOR A MEETING
OF SHAREHOLDERS TO BE HELD ON FEBRUARY 19, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The signers of this proxy hereby appoint each of Joseph R. Palombo, Jean S. Loewenberg, Joseph T. Turo, Russell L. Kane, Vincent P. Pietropaolo and Heidi A. Hoefler proxies of the signers, with power of substitution, to vote at the Special Meeting of Shareholders to be held at One Financial Center, Boston, Massachusetts, on February 19, 2003, and at any adjournments, as specified herein and in accordance with their best judgment on any other business that may properly come before this meeting, all shares held by the signers.

AFTER CAREFUL REVIEW, THE BOARD OF TRUSTEES UNANIMOUSLY HAS RECOMMENDED A VOTE "FOR" ALL MATTERS.

DATE

Signature(s) of joint participant


PLEASE SIGN YOUR NAME OR NAMES EXACTLY AS PRINTED TO
THE LEFT TO AUTHORIZE THE VOTING OF YOUR SHARES AS
INDICATED ABOVE.  WHERE SHARES ARE REGISTERED WITH JOINT
OWNERS, ALL JOINT OWNERS SHOULD SIGN.  PERSONS SIGNING
AS EXECUTORS,ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO
INDICATE. CORPORATE PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER.

PROXY 3

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.

BY SIGNING AND DATING THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR, IF NOT MARKED, TO VOTE "FOR" EACH PROPOSAL AND TO USE THEIR DISCRETION TO VOTE ON ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING. IF YOU DO NOT INTEND PERSONALLY TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL.


FOR             AGAINST    ABSTAIN

1. To approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of Colonial Global Equity Fund, Variable Series to, and the assumption of all of the liabilities of the Colonial Global Equity Fund, Variable Series by, the Colonial International Fund for Growth, Variable

Series, in exchange for shares of the Colonial International Fund for Growth, Variable Series and the distribution of such shares to the shareholders of the Colonial Global Equity Fund, Variable Series in complete liquidation of the Colonial Global Equity Fund, Variable Series. (Item 1 of the Notice.)

2. To approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of Colonial International Horizons Fund, Variable Series to, and the assumption of all of the liabilities of the Colonial International Horizons Fund, Variable Series by, the Colonial International Fund for Growth, Variable Series, in exchange for shares of the Colonial International Fund for Growth, Variable Series and the distribution of such shares to the shareholders of the Colonial International Horizons Fund, Variable Series in complete liquidation of the Colonial International Horizons Fund, Variable Series. (Item 2 of the Notice.)


3. To approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of Stein Roe Global Utilities Fund, Variable Series to, and the assumption of all of the liabilities of the Stein Roe Global Utilities Fund, Variable Series by, the Colonial International Fund for Growth, Variable Series, in exchange for shares of the Colonial International Fund for Growth, Variable Series and the distribution of such shares to the shareholders of the Stein Roe Global Utilities Fund, Variable Series in complete liquidation of the Stein Roe Global Utilities Fund, Variable Series. (Item 3 of the Notice.)


PROXY 3

LIBERTY VARIABLE INVESTMENT TRUST
COLONIAL GLOBAL EQUITY FUND,
VARIABLE SERIES

INSTRUCTIONS OF VARIABLE CONTRACT PARTICIPANTS FOR VOTING SHARES OF LIBERTY VARIABLE INVESTMENT TRUST

NAME OF INSURANCE COMPANY

COLONIAL INTERNATIONAL HORIZONS FUND, VARIABLE SERIES
STEIN ROE GLOBAL UTILITIES FUND, VARIABLE SERIES
VOTING INSTRUCTIONS LIBERTY VARIABLE INVESTMENT TRUST

The undersigned, being a Participant under a variable annuity contract or variable life insurance policy issued by the above-referenced Insurance Company (the "Insurance Company"), hereby instructs the Insurance Company to cause the shares of each above-referenced fund (the "Fund") allocable to Participant's contract or policy to be voted in the manner specified on the reverse side with respect to the matter described in the accompanying proxy statement.

THE INSURANCE COMPANY WILL FOLLOW VOTING INSTRUCTIONS ONLY IF THEY ARE RECEIVED AT LEAST ONE DAY PRIOR TO THE DATE OF THE MEETING. IF NO INSTRUCTIONS ARE SPECIFIED, THE INSURANCE COMPANY WILL VOTE THE SHARES IN FAVOR OF THE AGREEMENT AND PLAN OF REORGANIZATION.


--------------------------------------
DATE

PLEASE MARK, SIGN, DATE AND RETURN THE VOTING INSTRUCTIONS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

---------------------------------------
Signature(s) of joint participant

Please date and sign the name or names as printed hereon. Where there are Joint Participants, all Joint Participants should sign. Corporate Instructions should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

VIC 3

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.

BY SIGNING AND DATING THIS CARD, YOU INSTRUCT THE INSURANCE COMPANY TO VOTE EACH PROPOSAL AS MARKED, OR, IF NOT MARKED, TO VOTE "FOR" EACH PROPOSAL AND TO USE THEIR DISCRETION TO VOTE ON ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING. IF YOU DO NOT INTEND PERSONALLY TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL.

FOR         AGAINST    ABSTAIN

1. To approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of Colonial Global Equity Fund, Variable Series to, and the assumption of all of the liabilities of the Colonial Global Equity Fund, Variable Series by, the Colonial International Fund for Growth, Variable Series, in exchange for shares of the Colonial International Fund for Growth, Variable Series and the distribution of such shares to the shareholders of the Colonial Global Equity Fund, Variable Series in complete liquidation of the Colonial Global Equity Fund, Variable Series. (Item 1 of the Notice.)

2. To approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of Colonial International Horizons Fund, Variable Series to, and the assumption of all of the liabilities of the Colonial International Horizons Fund, Variable Series by, the Colonial International Fund for Growth, Variable Series, in exchange for shares of the Colonial International Fund for Growth, Variable Series and the distribution of such shares to the shareholders of the Colonial International Horizons Fund, Variable Series in complete liquidation of the Colonial International Horizons Fund, Variable Series. (Item 2 of the Notice.)

3. To approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of Stein Roe Global Utilities Fund, Variable Series to, and the assumption of all of the liabilities of the Stein Roe Global Utilities Fund, Variable Series by, the Colonial International Fund for Growth, Variable Series, in exchange for shares of the Colonial International Fund for Growth, Variable Series and the distribution of such shares to the shareholders of the Stein Roe Global Utilities Fund, Variable Series in complete liquidation of the Stein Roe Global Utilities Fund, Variable Series. (Item 3 of the Notice.)

VIC 3